EXHIBIT 10.7

                                PLEDGE AGREEMENT


         PLEDGE AGREEMENT, dated as of November __, 2002 (this "Agreement"), made by Keith Brackpool ("Pledgor"), as the obligor hereunder, to Cadiz Inc., a Delaware corporation ("Secured Party").

                              W I T N E S S E T H:

         WHEREAS, Pledgor and Secured Party are parties to that Security Agreement dated as of July 5, 2002 ("Security Agreement") securing a loan from Secured Party to Pledgor in a principal amount up to $1,000,000 (the "Loan") represented by a Promissory Note of even date therewith (the "Promissory
Note")(the Security Agreement and the Promissory Note are hereinafter collectively referred to as the "Loan Documents");

         WHEREAS, the Loan Documents provide for a pledge of collateral in the form of certain of Pledgor's stock in the Secured Party (the "Pledged Stock") equal to or greater than 133% of the outstanding principal and the then-accrued interest due on the Loan (the "Collateral Minimum Amount");

         WHEREAS, the value of the Pledgor's Pledged Stock has fallen below the Collateral Minimum Amount and Pledgor is executing and delivering this Agreement in order to provide collateral to Secured Party with an agreed upon value in excess of the Collateral Minimum Amount;

         WHEREAS, Pledgor is the owner of a limited partnership interest in 1334 Partners, L.P., a California limited partnership ("1334 Partners, L.P.") as described on Schedule A attached hereto and made a part hereof;

         WHEREAS, by means of this Agreement, Pledgor is pledging, as additional collateral for the Loan, 25% of Pledgor's limited partnership interest in 1334
Partners, L.P. equating to a 24.60682% limited partnership interest in 1334 Partners, L.P., as described on Schedule A attached hereto and made a part hereof (the "Pledged Partnership Interest");

         WHEREAS, based up the most recent independent appraisal of the assets of 1334 Partners, L.P., a 24.60682% interest in 1334 Partners, L.P. has a net equity value of approximately $1 million to $1.5 million dollars, which when combined with the value of the Pledged Stock will exceed the Collateral Minimum Amount;

         NOW, THEREFORE, in consideration of the foregoing, Pledgor hereby agrees as follows:

         SECTION 1. PLEDGE; ASSIGNMENT; GRANT OF SECURITY INTEREST. Pledgor hereby pledges, hypothecates and assigns to the Secured Party, and hereby grants to the Secured


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Party, a pledge and assignment of, and a security interest in, all of his right, title and interest in and to the following (the "Collateral"):

                  (a) All interests now owned or hereafter acquired by Pledgor in and to the Pledged Partnership Interest and all rights related thereto, including, without limitation, (i) all rights of Pledgor as an owner of the Pledged Partnership Interest under the partnership agreement of 1334 Partners, L.P. (the "Partnership Agreement") and all rights to receive distributions, cash, instruments and other property from time to time receivable or otherwise distributable in respect of the Pledged Partnership Interest, (ii) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Partnership Interest, (iii) all claims of Pledgor for damages arising out of or for breach of or default under the Partnership Agreement with respect to the Pledged Partnership Interest, (iv) any and all
rights of Pledgor to terminate the Partnership Agreement, to perform and exercise consensual or voting rights thereunder and to compel performance and otherwise exercise all remedies thereunder with respect to the Pledged Partnership Interest, (v) all rights of Pledgor as a holder of the Pledged Partnership Interest to any property and assets of the 1334 Partners, L.P. (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, chooses in action or otherwise), and (vi) all certificates or instruments evidencing ownership of the Pledged Partnership Interest; and

                  (b) to the extent not included in the foregoing, all proceeds of any and all of the foregoing (including, without limitation, proceeds that constitute property of the types described above).

         SECTION 2. SECURITY FOR SECURED OBLIGATIONS. This Agreement secures the prompt and complete payment of the Loan and the performance of all obligations of the Pledgor now or hereafter existing under the Loan Documents (the "Secured Obligations").

         SECTION 3. PLEDGOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable under the Partnership Agreement and the other contracts and agreements included in the Collateral to the extent set forth therein to perform all of his duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release Pledgor from any of his duties or obligations under the contracts and agreements included in the Collateral and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral or otherwise by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim assigned hereunder.

         SECTION 4. DELIVERY OF COLLATERAL. All certificates or instruments representing or evidencing the Collateral at any time shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or


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shall be accompanied  by duly executed  instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, upon the occurrence and continuance of a default under the Loan Documents or this Agreement, which default has not been cured within the applicable cure period, in its discretion, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Collateral, subject only to compliance with requirements of law, the terms and conditions of the Loan Documents and the provisions applicable to a transfer of a limited partnership interest set forth in Section 14.2.3; provided, however, that Secured Party shall not become a substituted limited partner of 1334 Partners L.P. unless the provisions of Section 14.3(b), in addition to the provisions of Section 14.2.3, of the Partnership Agreement are also met.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                  (a) Pledgor is the sole legal and beneficial owner of the Pledged Partnership Interest assigned by him hereunder, which he owns free and clear of any liens, encumbrances and other security interests, except such liens, encumbrances and other security interests as (i) arise under this Agreement or (ii) are disclosed in writing and approved by the Secured Party ("Permitted Liens").

                  (b) Subject to the consent of the general partner of 1334 Partners L.P. to the (i) pledge of the security interest hereunder as required by Section 14.2.1 of the Partnership Agreement and (ii) any later sale or transfer of the Pledged Partnership Interest as required by Sections 14.2.1 and 14.2.2, which consents are set forth on the signature page of this Agreement, Pledgor has the authority to execute, deliver and perform the obligations of pledgor under this Agreement and Pledgor's execution of this Agreement will not conflict with the terms, covenants, conditions or provisions of, or constitute a default under any contract to which Pledgor is a party or violate any laws affecting Pledgor.

                  (c) Pledgor has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

                  (d) Subject to the consent of the general partner of 1334 Partners L.P. to the (i) pledge of the security interest hereunder as required by Section 14.2.1 of the Partnership Agreement and (ii) any later sale or transfer of the Pledged Partnership Interest as required by Sections 14.2.1 and 14.2.2, which consents are set forth on the signature page of this Agreement, no governmental approval or approval of any other person (except such as have been duly obtained, made or given, and are in full force and effect) is required to authorize, or is required in connection with (i) the execution, delivery or performance of this Agreement by Pledgor or the consummation of any of the


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transactions contemplated hereby, (ii) the legality, validity, binding effect or enforceability of this Agreement or the perfection and maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

                  (e) The Partnership Agreement, a true and complete copy of which has been furnished to the Secured Party, has been duly authorized, executed and delivered by Pledgor and is in full force and effect and is binding upon and enforceable against Pledgor in accordance with its terms. There exists no default under the Partnership Agreement.

                  (f) This Agreement creates a valid security interest in the Collateral purported to be pledged and assigned by Pledgor hereunder securing the payment of the Secured Obligations.

                  (g) The security interest created by this Agreement in the Collateral described in clause (a) of Section 1 hereof has been registered in the name of the Secured Party in the register maintained for such purpose at the chief executive office and principal place of business of 1334 Partners, L.P. and, to the extent that such Collateral constitutes "uncertificated securities" (as defined in the UCC), such security interest is perfected under the UCC and, as so perfected, is a first priority security interest.

                  (h)  Pledgor's   principal   residence  is  in  the  State  of
California and his address for purposes of notices under this Agreement is the address shown on the signature page hereof.

                  (i) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

                  (j) No part of the Collateral is subject to the terms of any agreement restricting the sale or transfer of such Collateral, except for the Partnership Agreement and the Loan Documents.

                  (k) There is no (i) injunction, writ, preliminary restraining order or order of any nature issued by an arbitrator, court or other governmental authority against Pledgor in connection with the transactions provided for herein, or (ii) action, suit, arbitration, litigation, investigation or proceeding of or before any arbitrator or governmental authority pending against Pledgor or, to Pledgor's knowledge, threatened against Pledgor which would reasonably be expected to materially adversely affect the right or ability of Pledgor to fulfill his obligations under this Agreement.

         SECTION 6. COVENANT AS TO COLLATERAL. Pledgor agrees that, during the duration of the Secured Party's security interest, he shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, or create or suffer to exist any


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lien upon or with  respect  to any of the  Collateral,  except  for the  pledge, assignment, hypothecation and security interest created by this Agreement and any Permitted Liens.

         SECTION 7. VOTING RIGHTS; DISTRIBUTIONS, ETC. So long as no default shall occur and be continuing under the Loan Documents and this Agreement, Pledgor shall be entitled to receive free and clear of the interest of the Secured Party granted under this Agreement all payments and other distributions receivable by it under the Partnership Agreement pertaining to the Pledged Partnership Interest, and shall be entitled to exercise any and all management, voting and other partnership rights pertaining to any Collateral including but not limited to the Pledged Partnership Interest for any purpose not inconsistent with the terms of this Agreement or the Loan Documents; provided, however, that Pledgor shall exercise, or refrain from exercising, any such right if such action or inaction would have a material adverse effect on the attachment, perfection, creation or priority of the security interest in the Collateral or any part thereof as herein granted.

         SECTION 8. RECORDS. Pledgor shall keep his records concerning the Collateral and original copies of the Partnership Agreement and of all other chattel paper which evidence the Collateral, at his address specified on the signature page hereof. Pledgor will hold and preserve such records and will permit representatives of the Secured Party at any time, upon reasonable prior notice, during normal business hours to inspect and make abstracts from such records.

         SECTION 9. AS TO THE PARTNERSHIP AGREEMENT. (a) Pledgor shall at his expense perform and observe all the terms and provisions to be performed or observed by him under the Partnership Agreement, maintain the Partnership Agreement in full force and effect, enforce the Partnership Agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Secured Party.

                  (b) Pledgor shall not:

                           (i) cancel or terminate the Partnership  Agreement or
consent to or accept any
cancellation or termination thereof;

                           (ii) amend or otherwise  modify in a material respect
the Partnership Agreement; or

                           (iii) waive any  material  default  under or material
breach of the Partnership
Agreement.

         SECTION 10. SECURED PARTY. Pledgor hereby appoints the Secured Party as Pledgor's attorney in fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Secured Party's discretion at any time that a default under the Loan Documents or this Agreement shall have occurred and be continuing and not cured within the applicable cure period, to take any action and to


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execute any  instrument  which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acceptance and receipts for moneys due and to become due under or in connection with the Collateral, to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or financing statements under the Uniform Commercial Code or otherwise or take any action or institute any proceedings which the Secured Party may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of the Partnership Agreement. Such appointment is coupled with an interest and is irrevocable. Prior to the time a default under the Loan Documents or this Agreement shall have occurred and be continuing after the expiration of any applicable cure period, the Secured Party may file one or more financing statements under the Uniform Commercial Code provided that the Pledgor has provided his prior written consent to the filing thereof.

         SECTION 11. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by Pledgor under Section 16(b).

         SECTION 12. SECURED PARTY'S DUTIES. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and no such duties shall be implied as arising hereunder.

         SECTION 13. REMEDIES. Upon the occurrence of a default under the Loan Documents or this Agreement, which default has not been cured after 10 days notice thereof to Pledgor, one or more of the following remedies may be applied, which application is at the discretion of the Secured Party:

                  (a) All rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights which he would otherwise be entitled to exercise under Section 7 shall thereupon become exercisable by the Secured Party, acting in good faith, who shall have the sole right to exercise or refrain from exercising such voting and other consensual rights unless and until such default ceases to exist.

                  (b) All rights of Pledgor to receive the distributions which he would otherwise be authorized to receive and retain pursuant to under Section 7 shall become exercisable by the Secured Party who shall thereupon have the sole right to receive and hold as Collateral such distributions unless and until such default ceases to exist.

                  (c) All distributions which are received by Pledgor contrary to the provisions of clause (b), above, shall be received in trust for the benefit of the Secured


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Party,  shall be  segregated  from other funds of Pledgor and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement) for application to the Secured Obligations.

                  (d) The Secured Party may exercise any and all rights and remedies of Pledgor under or in connection with the Partnership Agreement, the Pledged Partnership Interest or otherwise in respect of the Collateral, including, without limitation, any and all rights of Pledgor to demand or otherwise require payment of any amount pertaining to the Pledged Partnership Interest under, or performance of any provision of, the Partnership Agreement and all rights of Pledgor to control the operation of 1334 Partners, L.P. to the extent of the Pledged Partnership Interest.

                  (e) The Secured Party may sell or otherwise assign or otherwise dispose of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Secured Party may, upon written direction in compliance with any mandatory requirements of any requirement of law, determine to be commercially reasonable subject to the securities law compliance requirements of
Section 14.2.3 and provided, however, that any transferee of the Collateral shall not become a substituted limited partner of 1334 Partners L.P. (but rather only an assignee of the economic interest of the Pledged Partnership Interest) unless the provisions of Section 14.3(b) of the Partnership Agreement, in addition to the requirements of Section 14.2.3, are also met. Any such disposition which shall be a private sale or other private proceeding permitted by such requirements shall be made upon not less than 10 days' written notice to Pledgor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Pledgor or any nominee of Pledgor to acquire the Collateral involved at a price or for such other consideration at least equal to the lesser of the intended sale price or other consideration so specified or the amount owed by Pledgor under the Loan Documents or this Agreement. To the extent permitted by requirements of law, the Secured Party may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 13. If, under mandatory requirements of any requirement of law, the Secured Party shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to Pledgor as hereinabove specified, the Secured Party need give Pledgor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of any requirement of law.

                  (f) All payments made under or in connection with, or proceeds realized from, the Partnership Agreement, the Pledged Partnership Interests, or otherwise in respect of the Collateral and received by the Secured Party shall be applied in whole or in part by the Secured Party against the Secured Obligations.

                  (g) The Secured Party may exercise any one or more of the rights and remedies available under the California Uniform Commercial Code and other applicable law in any order determined by Secured Party in its discretion consistent with the requirements of this Agreement and such applicable law.

         SECTION 14. REMEDIES CUMULATIVE. The rights, powers and remedies herein or in any of the Loan Documents expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Secured Party would otherwise have.

         SECTION 15. DISCONTINUANCE OF PROCEEDINGS. In case the Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, then and in every such case Pledgor, the Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been instituted.

         SECTION 16. INDEMNITY AND EXPENSES.

         (a) Pledgor agrees to indemnify and hold harmless the Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from the Collateral or Pledgor's pledge and assignment under this Agreement (including, without limitation, enforcement against Pledgor of this Agreement), except claims, losses or liabilities resulting from the Secured Party's negligence or willful misconduct.

         (b) Pledgor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Collateral of Pledgor, (ii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Secured Party hereunder against Pledgor or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

         SECTION 17. SECURITY INTEREST ABSOLUTE. All rights of the Secured Party and the assignment, hypothecation and security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, to the extent permitted by applicable law.

         SECTION 18. AMENDMENT; WAIVER. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be undertaken and accomplished in accordance with the requirements of the Loan Documents. No delay on the part of the Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

         SECTION 19. ADDRESSES FOR NOTICES. All notices, requests and other communications to Pledgor or the Secured Party shall be in writing (including telecopy or


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similar  teletransmission or writing) and shall be given, in the case of Pledgor to his address, or telecopy number set forth on the signature page hereof with a concurrent copy to Fredric A. Rollman, Esq., Donfeld, Kelly & Rollman, 11845 West Olympic Boulevard, Suite 1245, Los Angeles, CA 90064, and in the case of the Secured Party, at its principal place of business located at 100 Wilshire Boulevard, 16th Floor, Santa Monica, CA 90401 or such other address or telecopy number as each party may hereafter specify by notice to such other party. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof and receipt thereof is confirmed in writing, or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified herein.

         SECTION 20. CONTINUING ASSIGNMENT, PLEDGE AND SECURITY INTEREST. This Agreement shall create a continuing pledge, assignment of, hypothecation of and security interest in the Collateral and shall (i) remain in full force and effect until the earlier of (A) the Loan, together with interest, and any other Secured Obligations are paid in full, or (B) the fair market value of the Pledged Stock for 20 consecutive trading days is in excess of 175% of the amount due under the Loan (valuing each share of Pledged Stock or unit at the quoted closing price of the Secured Party's shares of common stock on the Nasdaq National Stock Market for any given trading day), (ii) be binding upon Pledgor, his successors and assigns, provided, that Pledgor may not transfer or assign any or all of his rights or obligations hereunder without the prior written consent of the Secured Party, and (iii) inure to the benefit of, and be enforceable by, the Secured Party, and its successors, transferees and assigns. Upon the payment in full of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor, subject to the provisions for prior release of the Collateral as provided in (i)(B) above. Upon any such termination, the Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents including UCC termination statements as Pledgor shall reasonably request to evidence such termination.

         SECTION 21. SEVERABILITY. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

         SECTION 22. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY
INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. UNLESS OTHERWISE DEFINED HEREIN OR IN THE LOAN DOCUMENTS, TERMS USED IN ARTICLE 9 OF THE CALIFORNIA UCC ARE USED HEREIN AS THEREIN

DEFINED. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR AND THE SECURED PARTY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF CALIFORNIA.

         SECTION 23. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         SECTION 24. REPRESENTATION BY COUNSEL. Pledgor acknowledges that he has been advised, and has had ample opportunity, to obtain his own independent counsel in order to review with him the legal consequences and implications of entering into this Agreement.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS  WHEREOF,  each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                     PLEDGOR


                                              /s/ Keith Brackpool
                                              ---------------------------
                                     Name:    Keith Brackpool
                                     Address: 1330 Park View Avenue
                                              Manhattan Beach, CA 90266


                                     SECURED PARTY

                                     Cadiz Inc., a Delaware corporation


                                              /s/ Murray H. Hutchison
                                              ---------------------------
                                     Name:    Murray H. Hutchison______
                                     Title:   Director & Chairman of the
                                              Compensation Committee

               CONSENT OF GENERAL PARTNER OF 1334 PARTNERS, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP


         The undersigned, general partner of 1334 Partners, L.P., a California limited partnership, hereby consents, in accordance with Section 14.2 of the Partnership Agreement, to (i) the pledge by the Pledgor under the foregoing Pledge Agreement, of a security interest in the limited partnership interest represented by the Pledged Partnership Interest, and (ii) to the sale or transfer of the Pledged Partnership Interest or part of that interest in accordance with the terms of the Pledge Agreement. Said consent is pursuant to Sections 14.2.1 and 14.2.2 of the Partnership Agreement. Any transferee of all or a part of the Pledged Partnership Interest is still required to meet the securities law requirements of Section 14.2.3, and, should that transferee seek to become a substituted limited partner of 1334 Partners, L.P., such transferee must meet the requirements of Section 14.3(b) in addition to the requirements of
Section 14.2.3 of the Partnership Agreement.

                                     Parkview Properties, Inc., a California
                                     corporation

                                              /s/ Keith Brackpool
                                              ---------------------------
                                     Name:    Keith Brackpool
                                     Title:   President


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                                   SCHEDULE A


         Pledgor's Total Limited Partnership Interest
         in 1334 Partners, L.P.:                              98.42728%


         25% of Pledgor's Total Limited Partnership
         Interest pledged pursuant to this Agreement:         24.60682%


         PLEDGED PARTNERSHIP INTEREST:                        24.60682% INTEREST
                                                              IN 1334 PARTNERS,
                                                              L.P.